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Exhibit 10.1

SECOND MODIFICATION TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This        Second Modification to Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into effective as of December 10, 2019 (the “Effective Date”) by and among CIBC BANK USA, (the “Lender”), LIFEWAY FOODS, INC., an Illinois corporation (“Lifeway”), FRESH MADE, INC., a Pennsylvania corporation (“FMI”), THE LIFEWAY KEFIR SHOP LLC, an Illinois limited liability company formerly known as STARFRUIT, LLC (“LKS”), and LIFEWAY WISCONSIN, INC., an Illinois corporation (“LWI” and together with Lifeway, FMI and LKS being sometimes individually referred to as a “Borrower” and collectively referred to as the “Borrowers”).

R E C I T A L S :

WHEREAS, the Lender and the Borrowers entered into an Amended and Restated Loan and Security Agreement dated May 7, 2018, as amended by that certain First Modification to Amended and Restated Loan and Security Agreement effective as of March 31, 2019 (as modified, the “Loan Agreement”), pursuant to which the Lender made available to the Borrowers a credit facility;

WHEREAS, the Lender and Borrowers desire to amend the Loan Agreement, among other things, to redefine the “Borrowing Base”; and

WHEREAS, this Amendment shall constitute a Loan Document and these Recitals shall be construed as part of this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

1.               Definitions. (a) Undefined Terms. Unless the context otherwise provides or requires, capitalized terms used herein which are not defined herein shall have the meanings ascribed to them in the Loan Agreement; provided, however, that all references in the Loan Agreement to (a) “Obligations” shall, in addition to the definition set forth in the Loan Agreement include, but not be limited to, the duties and obligations of the Borrowers under this Amendment, and (b) “Loan Documents” shall, in addition to the definition set forth in the Loan Agreement include, but not be limited to, this Amendment and the documents and instruments to be delivered pursuant to this Amendment.

(b)       Amended and Restated Defined Terms. When used herein and in the Loan Agreement, the following terms shall have the following amended and restated meaning:

Borrowing Base means an amount equal to the sum of (a) 85% of the unpaid amount (net of such reserves (including, but not limited to, dilution reserves for bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items with respect to Borrower’s Accounts which dilution reserve shall be 3% of the Eligible Accounts which reserve is subject to change based on the results of future field examinations/audits) and allowances as Lender deems necessary in its reasonable discretion) of all Eligible Accounts plus (b) 50% of the value of all Eligible Inventory valued at the lower of cost or market (net of such reserves and allowances as Lender deems necessary in its reasonable discretion).

Borrowing Base Certificate means a certificate substantially in the form of Exhibit C or such other form as the Lender shall reasonably request.

Eligible Account means an Account owing to any Borrower which meets each of the following requirements:

(a)       it arises from the sale or lease of goods or the rendering of services which have been performed by any Borrower; and if it arises from the sale or lease of goods, (i) such goods comply with such Account Debtor’s specifications (if any) and have been delivered to such Account Debtor and (ii) such Borrower has possession of, or if requested by Lender has delivered to Lender, delivery receipts evidencing such delivery;

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(b)       it (i) is subject to a perfected, first priority Lien in favor of Lender and (ii) is not subject to any other assignment, claim or Lien;

(c)       it is a valid, legally enforceable and unconditional obligation of the Account Debtor with respect thereto, and is not subject to the fulfillment of any condition whatsoever or any asserted counterclaim, credit, allowance, discount, rebate or adjustment by the Account Debtor with respect thereto, or to any claim by such Account Debtor denying liability thereunder in whole or in part and the Account Debtor has not refused to accept and/or has not returned any of the goods or services which are the subject of such Account;

(d)       there is no bankruptcy, insolvency or liquidation proceeding pending by or against the Account Debtor with respect thereto;

(e)       the Account Debtor with respect thereto is a resident or citizen of, and is located within, the United States, unless the sale of goods or services giving rise to such Account is on letter of credit, banker’s acceptance or other credit support terms reasonably satisfactory to Lender;

(f)       it is not an Account arising from a “sale on approval,” “sale or return,” “consignment” or “bill and hold” or subject to any other repurchase or return agreement;

(g)       it is not an Account with respect to which possession and/or control of the goods sold giving rise thereto is held, maintained or retained by any Borrower (or by any agent or custodian of any Borrower) for the account of or subject to further and/or future direction from the Account Debtor with respect thereto;

(h)       it arises in the ordinary course of business of the Borrowers;

(i)       if the Account Debtor is the United States or any department, agency or instrumentality thereof, Borrowers have assigned its right to payment of such Account to Lender pursuant to the Assignment of Claims Act of 1940, and evidence (satisfactory to Lender) of such assignment has been delivered to Lender;

(j)       if any Borrower now or at anytime after the date hereof maintains a credit limit for an Account Debtor, the aggregate dollar amount of Accounts due from such Account Debtor, including such Account, does not exceed such credit limit;

(k)       if the Account is evidenced by chattel paper or an instrument, the originals of such chattel paper or instrument shall have been endorsed and/or assigned and delivered to Lender or, in the case of electronic chattel paper, shall be in the control of Lender, in each case in a manner satisfactory to Lender;

(l)       such Account is evidenced by an invoice delivered to the related Account Debtor and is not more than (90) days past the original invoice date;

(m)       it is not an Account with respect to an Account Debtor that is located in any jurisdiction which has adopted a statute or other requirement with respect to which any Person that obtains business from within such jurisdiction must file a notice of business activities report or make any other required filings in a timely manner in order to enforce its claims in such jurisdiction’s courts unless (i) such notice of business activities report has been duly and timely filed or Borrowers are exempt from filing such report and has provided Lender with satisfactory evidence of such exemption or (ii) the failure to make such filings may be cured retroactively by Borrowers for a nominal fee;

(n)       the Account Debtor with respect thereto is not any Borrower or an Affiliate of any Borrower;

(o)       it is not owed by an Account Debtor with respect to which 25% or more of the aggregate amount of outstanding Accounts owed at such time by such Account Debtor is classified as ineligible under clause (l) of this definition;

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(p)       if the aggregate amount of all Accounts owed by the Account Debtor thereon exceeds 25% of the aggregate amount of all Accounts at such time, then all Accounts owed by such Account Debtor in excess of such amount shall be deemed ineligible;

(q)       it is otherwise not unacceptable to Lender in its reasonable discretion for any other reason.

An Account which is at any time an Eligible Account, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be an Eligible Account. Further, with respect to any Account, if Lender at any time hereafter determines in its reasonable discretion that the prospect of payment or performance by the Account Debtor with respect thereto is materially impaired for any reason whatsoever, such Account shall cease to be an Eligible Account after notice of such determination is given to Borrowers.

Eligible Inventory means Inventory of Borrowers which meets each of the following requirements:

(a)       it (i) is subject to a perfected, first priority Lien in favor of Lender and (ii) is not subject to any other assignment, claim or Lien;

(b)       it is salable and not slow-moving, obsolete or discontinued (as determined in accordance with GAAP);

(c)       it is in the possession and control of Borrowers and it is stored and held in facilities owned by Borrowers or, if such facilities are not so owned, Lender (i) is in possession of a Collateral Access Agreement with respect thereto or (ii) has established reserves against Revolving Loan Availability with respect thereto that Lender deems appropriate;

(d)       it is not Inventory produced in violation of the Fair Labor Standards Act and subject to the “hot goods” provisions contained in Title 29 U.S.C. §215 (as amended from time to time or any successor statute);

(e)       it is not subject to any agreement or license which would restrict Lender from selling or otherwise disposing of such Inventory;

(f)       it is located in the United States or in any territory or possession of the United States that has adopted Article 9 of the Uniform Commercial Code;

(g)       it is not “in transit” to any Borrower (other than between locations of the Borrowers) or held by any Borrower on consignment;

(h)       it is not “work-in-progress” Inventory;

(i)       it is not supply items or packaging;

(j)       it is not identified to any purchase order or contract to the extent progress or advance payments are received with respect to such Inventory;

(k)       it does not breach any of the representations, warranties or covenants pertaining to Inventory set forth in the Loan Documents; and

(l)       Lender shall not have determined in its reasonable discretion that it is unacceptable due to age, type, category, quality, quantity and/or any other reason whatsoever.

Inventory which is at any time Eligible Inventory but which subsequently fails to meet any of the foregoing requirements shall forthwith cease to be Eligible Inventory.

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2.               Amendment to Loan Agreement.

(a)             Commencing the Effective Date, SECTION 7 of the Loan Agreement is amended by adding a new Section 7.9 immediately following Section 7.8 thereof as follows:

7.9        Effect of Benchmark Transition Event.

(a)        Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Lender (without, except as specifically provided in the two following sentences, any action or consent by any other party to this Agreement) may amend this Agreement to replace the LIBO Rate with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (Chicago time) on the fifth (5th) Business Day after the Lender has posted such proposed amendment to the Borrowers. Any such amendment with respect to an Early Opt-in Election will become effective on the date that the Borrowers have delivered to the Lender written notice that the Borrowers accept such amendment. No replacement of the LIBO Rate with a Benchmark Replacement pursuant to this this Section 7.9 will occur prior to the applicable Benchmark Transition Start Date.

(b)        Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Lender will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(c)        Notices; Standards for Decisions and Determinations. The Lender will promptly notify the Borrowers of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (i) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Lender pursuant to this Section titled “Effect of Benchmark Transition Event,” including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 7.9.

(d)        Benchmark Unavailability Period. Upon the Borrowers’ receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrowers will be deemed to have converted any pending request for a LIBOR Loan, and any conversion to or continuation of any LIBOR Loans to be made, converted or continued during any Benchmark Unavailability Period into a request for a borrowing of or conversion to Base Rate Loans.

(e)        Certain Defined Terms. As used in this Section 7.9:

“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by the Lender giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the LIBO Rate for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the LIBO Rate with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Lender giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.

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“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Lender decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Lender in a manner substantially consistent with market practice (or, if the Lender decides that adoption of any portion of such market practice is not administratively feasible or if the Lender determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Lender decides is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the LIBO Rate:

(i)       in the case of clause (i) or (ii) of the definition of “Benchmark Transition Event,” the later of (A) the date of the public statement or publication of information referenced therein and (B) the date on which the administrator of the LIBO Rate permanently or indefinitely ceases to provide the LIBO Rate; or

(ii)       in the case of clause (iii) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the LIBO Rate:

(i)       a public statement or publication of information by or on behalf of the administrator of the LIBO Rate announcing that such administrator has ceased or will cease to provide the LIBO Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Rate;

(ii)       a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the LIBO Rate, a resolution authority with jurisdiction over the administrator for the LIBO Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the LIBO Rate, which states that the administrator of the LIBO Rate has ceased or will cease to provide the LIBO Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Rate; or

(iii)       a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Rate announcing that the LIBO Rate is no longer representative.

“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Lender by notice to the Borrowers.

“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the LIBO Rate and solely to the extent that the LIBO Rate has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder in accordance with the this Section 7.9 and (y) ending at the time that a Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder pursuant to the Section titled “Effect of Benchmark Transition Event.”

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“Early Opt-in Election” means the occurrence of (i) a determination by the Lender or (ii) a notification by the Borrowers to the Lender, that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in this Section titled “Effect of Benchmark Transition Event,” are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the LIBO Rate, and, in the case of clause (ii) the agreement by the Lender to amend this Agreement as a result of such election.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

(b)             Commencing the Effective Date, Section 10.1.6 of the Loan Agreement is amended and restated as follows:

10.1.6       Borrowing Base Certificates. Within 30 days of the end of each month commencing the month ended November 30, 2019, a Borrowing Base Certificate dated as of the end of such month and executed by a Senior Officer of each Borrower on behalf of such Borrower (provided that (a) Borrowers may deliver a Borrowing Base Certificate more frequently if they choose, (b) at any time an Event of Default exists, Lender may require Borrowers to deliver Borrowing Base Certificates more frequently and (c) so long as no Event of Default has occurred and is continuing, the Eligible Inventory identified in such Borrowing Base Certficate may be based on a physical inventory conducted by Borrowers as of the end of the most recent Fiscal Quarter just ended1).

(c)             Commencing the Effective Date, Section 14.1 of the Loan Agreement is amended and restated as follows:

14.1       Waiver; Amendments. This Agreement shall not be amended, modified or supplemented without the written agreement of Borrowers and Lender at the time of such amendment, modification or supplement, except as set forth in Section 7.2 and Section 7.9. No waiver of any provision of this Agreement or any of the other Loan Documents shall be effective unless set forth in writing signed by the party making such waiver, and any such waiver shall be effective only to the extent therein set forth and for the specific purpose for which given. Failure by Lender to insist upon full and prompt performance of any provisions of this Agreement or any of the other Loan Documents, or to take action in the event of any breach of any such provision or upon the occurrence of any Event of Default, shall not constitute a waiver of any rights of Lender, and Lender may at any time thereafter exercise all available rights and remedies with respect to such breach or Event of Default. No delay on the part of Lender in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by Lender of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. Receipt by Lender of any instrument or document shall not constitute or be deemed to be an approval thereof. Any approvals required under any of the other Loan Documents must be in writing, signed by Lender and directed to Borrower.

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1 For example, the Borrowing Base Certificates as of December 31, January 31 and February 28/29 may reflect the Eligible Inventory determined as of the physical inventory conducted as of December 31.

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(d)             Commencing on the Effective Date, Exhibit C to the Loan Agreement is amended and restated as provided in Annex 1 to this Amendment.

(e)             Except as specifically set forth herein, Note and the Loan Documents previously delivered by the Borrowers shall remain in full force and effect and are hereby ratified and confirmed in all respects. The indebtedness evidenced by the Note is continuing indebtedness of the Borrowers and nothing herein shall be deemed to constitute a payment, settlement or novation of the Note, or to release or otherwise adversely affect any lien or security interest securing such indebtedness or any rights of the Lender against any party primarily or secondarily liable for such indebtedness.

3.               Reserved.

4.               Representations and Warranties of Borrowers.

(a)             The Recitals in this Amendment are true and correct in all respects.

(b)             All representations and warranties of each Borrower in the Loan Agreement and in the other Loan Documents to which each Borrower is a party are incorporated herein in full by this reference and are true and correct in all material respects as of the date hereof, except to the extent that any such representation or warranty expressly relates to an earlier date.

(c)             No Event of Default or Unmatured Event of Default has occurred and is continuing.

(d)             Each Borrower has the power, and has been duly authorized by all requisite action, to execute and deliver this Amendment. This Amendment has been duly executed by each Borrower.

(e)             This Amendment is the legal, valid and binding obligation of each Borrower, enforceable against each Borrower and each of the other Borrowers in accordance with their respective terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar law affecting creditors’ rights generally.

(f)              The execution, delivery and performance of this Amendment do not and will not (i) violate any law, rule, regulation or court order to which any of the Borrowers is subject; (ii) conflict with or result in a breach of the certificate of formation or incorporation, bylaws, limited liability company agreement or other organizational documents of any of the Borrowers or any other agreement or instrument to which it is party or by which the properties of any of the Borrowers is bound; or (iii) result in the creation or imposition of any Lien on any property of any of the Borrowers, whether now owned or hereafter acquired, other than Liens in favor of the Lender.

(g)             No consent or authorization of, filing with or other act by or in respect of any Person is required in connection with the execution, delivery or performance by each of the Borrowers, or the validity or enforceability, of this Amendment, or the consummation of the transactions contemplated hereby.

5.               Conditions Precedent to Effectiveness. This Amendment shall be effective on the date when each of the following conditions shall have been satisfied in the sole discretion of the Lender:

(a)             Amendment. Each of the Borrowers and the Lender shall have delivered to the Lender executed counterparts of this Amendment;

(b)             Secretary and Manager Certificates. With respect to each Borrower (i) good standing certificates in its state of incorporation (or formation) and in each other state requested by the Lender; and (ii) certification that the certificates delivered by such Borrower on or about May 7, 2018, remain in full force and effect (it being understood that the Lender may conclusively rely on each such certificate until formally advised by a like certificate of any changes therein), all certified by its secretary or an assistant secretary or manager (or similar officer) as being in full force and effect without modification; and

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(c)             Other Documents. The Borrowers shall have delivered to the Lender such other agreements, certificates, instruments and other documents as the Lender may reasonably request to accomplish the purposes of this Amendment.

6.             Reference to and Effect on Loan Documents.

(a)             Ratification. Except as specifically provided in this Amendment, the Loan Agreement and the other Loan Documents shall remain in full force and effect and each Borrower hereby ratifies and confirms each such Loan Document.

(b)             No Waiver. Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver or forbearance of any right, power or remedy of either party under the Loan Agreement or any of the other Loan Documents, or, except as expressly provided in herein, constitute a consent, waiver or modification with respect to any provision of the Loan Agreement or any of the other Loan Documents. Upon the effectiveness of this Amendment each reference in (a) the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” or words of similar import and (b) any other Loan Document to “the Agreement” shall, in each case and except as otherwise specifically stated therein, mean and be a reference to the Loan Agreement as amended and modified hereby.

7.               Entire Agreement. This Amendment, including all annexes, exhibits, schedules and other documents incorporated by reference herein or delivered in connection herewith, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all other understandings, oral or written, with respect to the subject matter hereof.

8.               Fees and Expenses. As provided in the Loan Agreement, the Borrowers agree to pay on demand all reasonable fees, costs and expenses incurred by the Lender in connection with the preparation, execution and delivery of this Amendment.

9.               Severability. Wherever possible, each provision of this Amendment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

10.            Conflict of Terms. Except as otherwise provided in this Amendment, if any provision contained in this Amendment is in conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Amendment shall govern and control.

11.            Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon the successors and permitted assigns of the Lender and shall be binding upon the successors and assigns of each Borrower.

12.            Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall be one and the same instrument. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Amendment by facsimile transmission or electronic transmission (such as fax or e-mail) shall be as effective as delivery of a manually executed counterpart thereof.

13.            Headings. The paragraph headings used in this Amendment are for convenience only and shall not affect the interpretation of any of the provisions hereof.

14.            Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS SET FORTH IN THE CREDIT AGREEMENT.

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15.            Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED THAT NOTHING IN THIS AMENDMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION. THE PARTIES HEREBY EXPRESSLY AND IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. EACH OF THE PARTIES FURTHER CONSENTS TO THE SERVICE OF PROCESS IN THE MANNER SET FORTH IN THE LOAN AGREEMENT. EACH OF THE PARTIES HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

16.            Waiver of Jury Trial. THE LENDER AND EACH OF THE BORROWERS, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE IRREVOCABLY, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AMENDMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT, ANY OF THE OTHER OBLIGATIONS, THE COLLATERAL, OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND EACH AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER ENTERING INTO THIS AMENDMENT.

17.            Release of Claims. In consideration for entering into this agreement, the sufficiency of which is acknowledged, and excepting only the contractual obligations respecting future performance by the Lender arising under the Loan Agreement and the Loan Documents, each of the Borrowers hereby irrevocably releases and forever discharges the Lender and each of its affiliates, subsidiaries, successors, assigns, directors, officers, employees, agents, representatives and attorneys (each, a “Released Person”) of and from all damages, losses, claims, demands, liabilities, obligations, actions and causes of action whatsoever which such Borrowers may now have or claim to have on and as of the date hereof against any Released Person, whether presently known or unknown, liquidated or unliquidated, suspected or unsuspected, contingent or non-contingent, and of every nature and extent to the extent arising out of, under or from the Loan Agreement, Loan Documents and related transactions (collectively, “Claims”). Each Borrower jointly and severally represents and warrants to the Lender that it has not granted or purported to grant to any other Person any interest whatsoever in any Claim, as security or otherwise. The Borrowers shall jointly and severally indemnify, defend and hold harmless each Released Person from and against any and all Claims and any loss, cost, liability, damage or expense (including reasonable attorneys’ fees and expenses) incurred by any Released Person in investigating, preparing for, defending against, providing evidence or producing documents in connection with or taking other action in respect of any commenced or threatened Claim.

EACH BORROWER AGREES TO ASSUME THE RISK OF ANY AND ALL UNKNOWN, UNANTICIPATED OR MISUNDERSTOOD DEFENSES, CLAIMS, CONTRACTS, LIABILITIES, INDEBTEDNESS AND OBLIGATIONS WHICH ARE RELEASED, WAIVED AND DISCHARGED BY THIS AMENDMENT. EACH BORROWER HEREBY WAIVES AND RELINQUISHES ALL RIGHTS AND BENEFITS WHICH IT MIGHT OTHERWISE HAVE UNDER ANY CIVIL CODE OR ANY SIMILAR LAW, TO THE EXTENT SUCH LAW MAY BE APPLICABLE, WITH REGARD TO THE RELEASE OF SUCH UNKNOWN, UNANTICIPATED OR MISUNDERSTOOD DEFENSES, CLAIMS, CONTRACTS, LIABILITIES, INDEBTEDNESS AND OBLIGATIONS. TO THE EXTENT THAT SUCH LAWS MAY BE APPLICABLE, EACH BORROWER WAIVES AND RELEASES ANY RIGHT OR DEFENSE WHICH IT MIGHT OTHERWISE HAVE UNDER ANY OTHER LAW OR ANY APPLICABLE JURISDICTION WHICH MIGHT LIMIT OR RESTRICT THE EFFECTIVENESS OR SCOPE OF ANY OF THEIR WAIVERS OR RELEASES HEREUNDER.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

THE LENDER:

CIBC BANK USA FORMERLY KNOWN AS THE PRIVATE BANK AND TRUST COMPANY

By: /s/ Christopher M. Trimbach, Associate Managing Director – Commercial Banking
Authorized Officer

THE BORROWERS:

Lifeway Foods, Inc.

By: /s/Douglas A. Hass

Title: General Counsel

Fresh Made, Inc.

By: /s/ Douglas A. Hass

Title: General Counsel

THE LIFEWAY KEFIR SHOP LLC

By: /s/ Douglas A. Hass

Title: General Counsel

LIFEWAY WISCONSIN, INC.

By: /s/ Douglas A. Hass

Title: General Counsel

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ANNEX 1 (AMENDED AND RESTATED EXHIBIT C)

FORM OF BORROWING BASE CERTIFICATE

To: CIBC Bank USA, as Lender

Please refer to the Loan and Security Agreement dated as of May [__], 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan and Security Agreement”) among LIFEWAY FOODS, INC., an Illinois corporation (“Lifeway”), FRESH MADE, INC., a Pennsylvania corporation (“FMI”), THE LIFEWAY KEFIR SHOP LLC, an Illinois limited liability company formerly known as STARFRUIT, LLC (“LKS”), and LIFEWAY WISCONSIN, INC., an Illinois corporation (“LWI” and together with Lifeway, FMI and LKS being sometimes individually referred to as a “Borrower” and collectively referred to as the “Borrowers”), and CIBC Bank USA, as Lender. This certificate (this “Certificate”), together with supporting calculations attached hereto, is delivered to you pursuant to the terms of the Loan and Security Agreement. Capitalized terms used but not otherwise defined herein shall have the same meanings herein as in the Loan and Security Agreement.

Borrowers hereby certify and warrant to Lender that at the close of business on ______________, ____ (the “Calculation Date”), the Borrowing Base was $_____________, computed as set forth on the schedule attached hereto.

Borrowers have caused this Certificate to be executed and delivered by its officer thereunto duly authorized on ___________, ______.

Lifeway Foods, Inc.

By: ____________________________
Title: ___________________________

Fresh Made, Inc.

By: ____________________________
Title: ___________________________

THE LIFEWAY KEFIR SHOP LLC

By: ____________________________
Title:___________________________

LIFEWAY WISCONSIN, INC.

By: ___________________________
Title: __________________________

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1.	Gross Accounts		$_________

2.	Less Ineligibles

	-	Lender’s Lien Not Perfected	$_________
	-	Subject to other Lien	$_________
	-	Subject to Offset, etc.	$_________
	-	Account Debtor not in U.S.	$_________
	-	Sale on Approval, Sale or Return, Bill and Hold or Consignment	$_________
	-	Over 90 days past invoice date	$_________
	-	Affiliate Receivables	$_________
	-	Non-assignable	$_________
	-	Other	$_________
	-	Total		$_________
3.	Eligible Accounts [Item 1 minus Item 2]			$_________

4.	Item 3 times 85%			$_________

5.	Gross Inventory			$_________

6.	Less Ineligibles

	-	Lender’s Lien Not Perfected	$_________
	-	Subject to other Lien	$_________
	-	Not Salable	$_________
	-	Located off-site and no Collateral Access Agreement	$_________
	-	Not located in U.S.	$_________
	-	Supply items; packaging	$_________
	-	Advance payments received	$_________
	-	Other	$_________
	-	Total		$_________

7.	Eligible Inventory [Item 5 minus Item 6]			$_________

8.	Item 7 times 50%			$_________

9.	Borrowing Base			$_________

[Item 4 plus Item 8]

10.	Lesser of Item 9 and the Revolving Commitment			$_________

11.	Revolving Outstandings (includes Stated Amount of Letters of Credit)			$_________

12.	Revolving Loan Availability

	[Excess of Item 10 over Item 11]			$_________
13.	Required Prepayment
	[Excess of sum of Item 11 over Item 12]			$_________

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